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                                                             EXHIBIT 21
                    SUBSIDIARIES OF DATA TRANSLATION, INC.
                                                            State or other
                                                            jurisdiction of
                 Subsidiary                                  organization
                 ----------                                 ---------------

Data Translation Investments, Inc. .......................  Massachusetts

Data Translation International, Inc. .....................  U.S. Virgin Islands

Data Translation GmbH ....................................  Germany

Data Translation Networking Limited ......................  United Kingdom

Data Translation Ltd. ....................................  United Kingdom

Data Translation S.r.l. ..................................  Italy